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                                                                     EXHIBIT 5.1

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                  June 10, 1999


Solectron Corporation
777 Gibraltar Drive
Milpitas, CA  95035

        RE:  SOLECTRON CORPORATION -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We are acting as counsel for Solectron Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,656,000,000 aggregate principal amount at maturity of Liquid Yield Option Notes(TM) due 2019 (the "LYONs"(TM)), and such indeterminate number of shares of Common Stock, $0.001 par value, of the Company, as may be required for issuance upon conversion of the LYONs (the "Conversion Shares"). The LYONs and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the LYONs and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

        We are of the opinion that the LYONs have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of January 27, 1999, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the LYONs in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as and exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ Wilson Sonsini Goodrich & Rosati